UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

Vertro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard
Fort Myers, Florida		33907
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, the Compensation Committee of the Board approved the Amended and Restated Vertro, Inc. 2009 Bonus Program (the “Bonus Program”). The material terms of the Amended and Restated Bonus Program are attached hereto as Exhibit 10.1 and are incorporated herein by reference.  Additionally, on June 30, 2009, the Compensation Committee approved an increase in base salary for Mike Cutler, the Company’s recently appointed   recently appointed Chief Financial Officer, from $210,000 to $236,250 and granted Mr. Cutler 50,000 restricted stock units under the Company’s 2009 Long-Term Incentive Plan.

Item 8.01 Other Events.

On June 30, 2009, the Company issued a press release entitled “Vertro, Inc.’s ALOT Toolbar User Base Tops 4 Million,” which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Description of the Material Terms of the Amended and Restated Vertro 2009 Bonus Program.
99.1	Press Release entitled “Vertro, Inc.’s ALOT Toolbar User Base Tops 4 Million.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertro, Inc.
Date: July 2, 2009
By:	/s/ Peter A. Corrao
Peter A. Corrao
President and CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Material Terms of the Amended and Restated Vertro 2009 Bonus Program.
99.1	Press Release entitled “Vertro, Inc.’s ALOT Toolbar User Base Tops 4 Million.”